THIS AGREEMENT is made the     02   day of February 2004

PARTIES:

(1)	Dr Boris Gorbunov of 20 Kings Park, Canterbury, Kent CT1
1QH ("Dr Gorbunov"),

(2)	Atlantic Security Inc (incorporated in the Florida) whose
registrar address is (30 St Giles Street, Oxford, OX 1 3LE).

RECITALS:

(A)	Dr Gorbunov is the holder and beneficial owner of the
intellectual property related to the Bio Detection technologies and part the holder and beneficial owner of the intellectual property related to the Molecular Detection technologies.

(B)	Dr Gorbunov desires to grant to the Optionholder a call option in respect of his intellectual property rights and shares in Company A and Company B that will be or have already been formed for these technologies.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

In this Agreement unless there is something in the subject or context inconsistent therewith the following expressions have the following meanings:

The Articles                   means the articles of association
                               from time to time of Company A and
                               Company B;


Bio- Detection technologies    means the Intellectual Property
                               Rights in relation to bio-detection only

The Company                    means the company which is purchasing
                               the option from company A and company B

the Company(ies)               Means Company A and Company B or a
                               new company set up for the purpose of
                               conveying the IPR as referred to in
                               this document.

Company A                      means a new company registered in
                               England  whose company number is
                               [4645054] and created to incorporate
                               the Bio- Detection technologies for
                               the purposes of this Agreement


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Company B                      means a new company registered in
                               England whose company number is
                               [4645054 ] and created to incorporate
                               the Molecular- Detection technologies
                               for the purposes of this Agreement

Completion                     means the performance of both parties
                               obligations under Clause 3.2;

Encumbrance                    means any charge, lien, equity, third
                               party right, option, right of pre-
                               emption or any other encumbrance,
                               priority or security interest of
                               whatsoever nature other than any such
                               arising under the Articles;

Exercise Date                  means the date of service of an Option Notice;

Intellectual Property Rights   means patents, copyright, trade
                               marks, design rights, registered
                               designs, utility models, plant
                               variety rights, database rights,
                               rights in trade or business names,
                               semiconductor topography rights,
                               domain names, moral rights, rights in
                               performances, rights protecting
                               confidential information and know
                               how, rights protecting goodwill and
                               reputation and all similar or
                               analogous rights or forms of
                               protection anywhere in the world, and
                               all applications and rights to
                               register any of those rights;

"Bonus Price" milestone        The first positive "in-field" test of
                               a demonstration model of
                               Nucleation/Condensation transportable
                               detector or the first positive test
                               of Bio-product for the detection

The Milestone                  A transportable Nucleation/Condensation detector
                               with a performance capability higher than any other competing products currently available on the market
                               (known as InatSniffer)

Molecular Detection
technologies                   means the Intellectual Property
                               Rights in relation to
                               Nucleation/Condensation technology
                               only (for the detection of dangerous
                               compounds in gaseous media known as InatSniffer)



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Option                         means the option granted by Dr
                               Gorbunov to the Optionholder by this
                               Agreement pursuant to Clause 2.2;


Option Notice                  means a notice exercising the Option
                               given pursuant to Clause 2.3;

Option Period                  means the period commencing on the
                               date of this Agreement and expiring
                               at 5p.m. on the date falling 10 month
                               from the date of this Agreement (both
                               dates inclusive) only extendable by
                               the written agreement of Dr Gorbunov;


Option Shares                  Means, separately, the total amount
                               of ordinary shares in the capital of
                               Company A and Company B held by Dr
                               Gorbunov at the date hereof and all
                               securities in  Company A and Company
                               B which are hereafter derived from
                               such shares or which are hereafter
                               distributed by Company A and Company
                               B in respect of such shares or any
                               securities previously so derived or
                               distributed and (in each case) of
                               which Dr Gorbunov is the beneficial
                               owner, or to which he is entitled,
                               from time to time together (if
                               applicable) with any ordinary shares
                               in the capital of Company A and
                               Company B acquired by Dr Gorbunov by
                               transfer from the other members of
                               Company A and Company B;

Reorganisation                 means any variation in the issued
                               share capital of the Company A and
                               Company B whether by  way of
                               capitalisation issue, rights issue,
                               sub-division, consolidation,
                               reduction, purchase or otherwise or
                               any alteration of the rights attached
                               thereto;

Sale A sale is the purchase of a single unit of a product to a customer & the payment being made according to Federal accounting standard AcSEC SOP98-4, SOP97-1, SOP97-2and SOP99-1


Technologies                   The "Bio- Detection" and "Molecular
                               Detection" technologies;

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Transfer Price                 means the price to be paid (subject
                               to the satisfaction of certain
                               conditions as set out in Clause 4)
                               for the Option Shares which shall be
                               made up as follows:
                               (i)      2,000,000 pounds sterling
                               ("Initial Price")
                               (ii)     2,000,000 pounds sterling
                               ("Bonus Price")
                               (iii)    1,000,000 pounds sterling
                               ("Total Control Price")
                               (iv)     2,000,000 pounds sterling
                               ("Bonus payment after the first sale of the molecular product")
                               (v)      2,000,000 pounds sterling
                               ("Bonus payment after the first sale of either the bio product, or the second sale of the
                               Nucleation/Condensation product
                               whichever event occurs first

Transfer Terms                 means that all the Option Shares
                               shall be sold and purchased free from
                               any Encumbrance and together with all
                               rights attaching thereto as at the
                               Exercise Date (other than rights to
                               receive dividends which shall have
                               been paid prior thereto) or at any
                               time thereafter and that the
                               consideration for the Option Shares
                               shall be the Transfer Price.

1.2	Words importing persons shall be construed as importing a
corporate body and vice-versa

1.3	Where a party comprises more than one person the obligations and liabilities of that party under this Agreement shall be joint and several obligations and liabilities of those persons.

1.4	The clause headings do not form part of this Agreement and shall not be taken in account in its construction or interpretation

1.5	Any reference to a clause or a paragraph or a schedule is to one in this Agreement so numbered.

2.	CALL OPTION

2.1	In consideration of the Optionholder paying to Dr Gorbunov the sum of 1 pound sterling (receipt of which is hereby acknowledged), Dr Gorbunov hereby grants to the Optionholder the option referred to in Clause 2.2.

2.2	The Optionholder shall have the option to purchase all (but not some only) of the Option Shares, on the exercise of which and in accordance with this Agreement, Dr Gorbunov will become bound to sell and the Optionholder will become bound to complete the purchase of all of the Option Shares on the Transfer Terms.

2.3	The Option must be exercised by notice in writing to Dr Gorbunov served only during the Option Period, failing which this Agreement will lapse and cease to have any further effect. An
Option Notice, once given, may not be withdrawn except with the written consent of Dr Gorbunov.

2.4	If the Option is exercised, then the remaining provisions of this Clause 2 and Clauses 3 and 5 will apply.

2.5	Neither Dr Gorbunov nor the Optionholder shall be obliged to complete the sale and purchase of the Option Shares unless the sale and purchase of all the Option Shares is completed simultaneously, but completion of the sale and purchase of some of the Option Shares will not affect the rights of Dr Gorbunov or the Optionholder with respect to the other.

2.6	All voting and other rights attached to the Option Shares in
Company A and Company B shall accrue to the Optionholder on the Completion Date and following that time Dr Gorbunov shall exercise all voting and other rights at the direction of the Optionholder if clause 5.7 is not in force. See Appendix A


3	COMPLETION

3.1	Completion of the sale and purchase of the Option Shares
for Company A and Company B shall take place at the registered office of the Company (or at such other place as may be agreed) at 12 noon on the day 14 days after the Exercise Date, provided that if such day is not a business day then Completion shall take place at 12 noon on the first business day thereafter.

3.2	In relation to Company A and Company B On Completion, Dr
Gorbunov shall :

3.2.1	transfer or procure the transfer of the Option Shares
to the Optionholder;

3.2.2	deliver all relevant share certificates and other
documents of title in respect of the Option Shares to the Optionholder;

3.2.3	account to the Optionholder for all benefits received
in respect of the Option Shares between the Exercise
Date and the date of Completion (both dates inclusive);

3.2.4	deliver to the Optionholder any form of consent or
waiver required from Dr Gorbunov or any other member of the Company to enable the transfer of the Option
Shares to be registered in accordance with the Articles;


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3.2.5	use his best endeavours to procure registration of
the transfer of the Option Shares forthwith (subject to the transfer being stamped with any necessary stamp duty at the expense of the Optionholder); and

3.2.6	do such things and execute such documents as shall be
necessary or as the Optionholder may reasonably request to give effect to the sale of the Option
Shares on the Transfer Terms.


3.3  In relation to Company A and Company B, the
Optionholder, shall on achieving the Bonus Price milestone, pay the Bonus Price 2,000,000 pounds sterling to Dr. Gorbunov in return for Dr. Gorbunov effecting Completion of the Option Shares in relation to Company A and Company B.


4	POST-SIGNING OBLIGATIONS OF DOCTOR GORBUNOV AND Optionholder

4.1	As soon as practicable after the execution of this
Agreement, Dr Gorbunuv shall procure that

4.1.1	all the Bio- Detection technologies owned by him are
assigned to, vested in and beneficially held by the Company A; and,

4.1.2	all the Nucleation/Condensation technologies so far
as they owned only by him are assigned to, vested in and beneficially held by the Company B. In the case of any part ownership in the Nucleation/Condensation technologies Dr. Gorbunov will use his best endeavours to procure that the Molecular- Detection technologies are assigned to, vested in and beneficially held by the Company A.

4.2	Dr Gorbunov undertakes that at the Exercise Date all his
Intellectual Property Rights in the Technologies shall be owned by, vested in and beneficially held by the Companies will be free from all encumbrances and any other third party rights in accordance with clause 4.1 above .

4.3	As soon as practicable after the execution of this
Agreement, Dr Gorbunuv undertakes that he will use best endeavours for and on behalf of the Optionholder to enter into negotiations with all of the other members of the Companies A & B for the purpose of entering into an binding agreement to acquire all of their shares in these Companies.

4.4	The Optionholder will after completion use its resources
in the best interest of all the Companies to commercially exploit the IPR & Technologies concerned. The Optionholder will not withhold reasonable resources to facilitate the commercialisation of the acquired IPR as long as this will not contravene US law.

5	PAYMENT OF THE TRANSFER PRICE

Subject to Dr Gorbunov complying with his obligations under Clause 3, and on completion the Optionholder shall pay the Transfer Price in accordance with the following provisions:

5.1	The Transfer Price shall be payable in cash provided that
the Optionholder may, at its option, satisfy up to a maximum of fifty per cent (50%) of the Transfer Price by the allotment and issue to Dr Gorbunov of such number of fully tradable shares in the Optionholder as are of equal value (determined at the Exercise Date) to that part of the Transfer Price so satisfied as long as this action will not contravene US securities exchange commission rules at the time of the transaction.

5.2	The Optionholder shall pay the Initial Price on Completion
or (if later) the date falling 10 months after the commencement of Dr Gorbunov's employment by the Company and subject to Dr Gorbunov remaining an employee on that date.

5.3	If Dr Gorbunov shall have entered into a contract of
employment with the Optionholder in the form reasonably acceptable to the Optionholder which requires that Dr Gorbunov serve the Optionholder as an employee for a period of not less than 10 months from the date of this Agreement and meets the agreed "Bonus Price" milestone, the Optionholder shall pay the Bonus Price on Completion or (if later) the date falling 10 months after the commencement of Dr Gorbunov's employment by the Company and subject to Dr Gorbunov remaining an employee on that date.


5.4	If on Completion, the Option Shares represent the entire
issued share capital of Companies A and Company B, the Optionholder shall immediately pay to Dr Gorbunov the Total Control Price on Completion or (if later) the date falling 10 months after the commencement of Dr Gorbunov's employment by the Company and subject to Dr Gorbunov remaining an employee on that date.


5.5	on completion of the first sale of the
Nucleation/Condensation product as referred to in the definition of Transfer Price in clause 1 and that uses the technologies, Dr Gorbunov is to be immediately paid
2,000,000 pounds sterling as in clause 5.1

5.6	On Completion of the first sale of a bio product as
referred to in the definition of Transfer Price in clause
1 and that uses the Bio- Detection technologies or on the sale of a second molecular product that uses the Molecular- Detection technologies, whichever is the first event, the Optionholder shall immediately pay to Dr
Gorbunov the sum of 2,000,000 pounds sterling as in clause 5.1.

5.7	Should Optionholder fail to meet the payment schedule any
IPR , share certificates and other documents of title in respect of Option Shares held by the Optionholder in either Company A or Company B will be returned to Dr
Gorbunov. Monies (both cash and shares) paid for shares and IPR in Company A and Company B as in the Transfer price (ii) will be returned to the Company. Monies (both cash and shares) paid as in the Transfer price (i) and
(iii) to Dr Gorbunov will remain with Dr Gorbunov. Each party will be fully responsible for their own taxation liabilities.


6	OWNERSHIP AND ALIENATION

6.1	Dr Gorbunov warrants to the Optionholder that at the time
of execution of this Agreement he is the registered holder and beneficial owner of the Option Shares and that, apart from this Agreement, such shares are free from all Encumbrances and that he has full power and authority to exercise and enjoy all rights attaching thereto without the consent of any other person and to grant the Option in respect of the same upon the terms and conditions of this Agreement.

6.2	Dr Gorbunov undertakes to the Optionholder that during the
Option Period he will not (without the prior written consent of the Optionholder) dispose of any interest in any of the Option Shares or any right attaching thereto
(save as may be required in pursuance of his obligations under this Agreement) or create or allow to be created any Encumbrance over any of the Option Shares or agree
(whether subject to any condition precedent or condition subsequent or otherwise) to do any of such things.

7	DURATION OF OBLIGATIONS

7.1	Agreement shall terminate on the expiry of the Option
Period if no Option Notice shall have been served on or prior to such date.

7.2	If an Option Notice shall have been served on or prior to
the date mentioned in Clause 7.1 this Agreement shall continue in force after such date until the fulfilment of the parties' obligations hereunder in relation to such Option Notice whereupon it shall terminate.

8	REORGANISATIONS

8.1	Dr Gorbunov shall procure that until this Agreement
terminates in accordance with Clause 7 the Company A and Company B shall not effect any Reorganisation without the prior written consent of the Optionholder.

8.2	Dr Gorbunov shall procure that until this Agreement
terminates in accordance with Clause 7 that Company A and Company B shall not issue, allot, redeem, purchase or grant options over any of its shares or other securities nor issue or create any loan or other security convertible into its shares.

9	CONFIDENTIALITY

This Clause contains restrictions on the use of information disclosed by either party ("the Disclosing Party") to the other
("the Receiving Party").

9.1	Definitions.

For the purposes of this clause 9 the following expressions shall have the following meanings:

9.1.1	"Confidential Information" means:

(a)	All information of a confidential nature or
which is marked or identified as confidential at the time of disclosure, which is provided directly or indirectly by the Disclosing Party to the Receiving Party (in any form or stored on any medium), and whether before, on or after the date of this Agreement;

(b)	any copy of any of the information described in
paragraph (a) above including a version of that information incorporated in another form; and

(c)	the fact that discussions are taking place
between us the parties to this Agreement and the terms of this Agreement.

9.1.2	"The Purpose" means negotiations for the exploitation
of the Technologies.

9.2	Confidentiality and Non-Use

The Receiving Party undertakes to the Disclosing Party to keep the Confidential Information secret at all times, not to disclose it or allow it to be disclosed in whole or in part to any third party without the Disclosing Party's prior written consent and not to use all or any of it except for the Purpose.

Exceptions.

A party will not breach this the obligations in Clause 9.2 hereof to the extent that the Confidential Information which is disclosed:

9.2.1	is known to the Receiving Party before its disclosure
by the Disclosing Party; or

9.2.2	is or becomes publicly known without the fault of the
Receiving Party; or

9.2.3	is obtained by the Receiving Party from a third party
in circumstances where the Receiving Party has no reason to believe that there has been a breach of an obligation of confidentiality owed to the Disclosing
Party; or

9.2.3.1	is independently developed by the Receiving
Party; or where. Party such development is not either a consequence, directly or indirectly, of access to the Intellectual
Property Rights; or,

9.2.3.2	by way of reverse engineering;

9.2.4	is approved for release in writing by an authorised
representative of the Disclosing Party; or

9.2.5	is required to be disclosed pursuant to an order of
any Court of competent jurisdiction; or

9.2.6	is required to be disclosed for the purpose of
obtaining legal advice

9.3	Permitted disclosures by the Optionholder

The Optionholder undertakes to permit access to Dr Gorbunov's Confidential Information only to those third parties (including, but not limited to, potential investors in the Technologies) who reasonably need access to Dr Gorbunov's Confidential Information for the Purpose, and on the condition that those third parties must have:

9.3.1	those third parties must have entered into legally
binding confidentiality obligations with the
Receiving Party and the Disclosing Party on terms equivalent to those set out in this Agreement and applicable to the Confidential Information;

9.3.2	those third parties must have been informed of the
Disclosing Party's interest in the Confidential
Information and the terms of this Agreement; and

9.3.3	those third parties must have been instructed to
treat the Confidential Information as secret and confidential in accordance with the provisions of this Agreement.

9.3.4	the Optionholder shall:

9.3.4.1	obtain a full indemnity from each of the
third parties in respect of a breach of
confidentiality; and,

9.3.4.2	will fully indemnify and keep indemnified Dr.
Gorbunov, for any unauthorised disclosure of Confidential Information by any third party who had Confidential Information disclosed to them by the Optionholder


9.7	Return of information and property

The Receiving Party acknowledges and agrees that the property and copyright in Confidential Information disclosed to it by the Disclosing Party, including any documents, files and other items containing any Confidential Information or in any other form of media, belongs to the Disclosing Party. At the Disclosing Party's written request, the Receiving Party will return immediately to the Disclosing Party all Confidential Information which the Receiving Party has received under this Agreement and which whether or not the information is in the Receiving Party's possession, including any copies made in any other form of media, and make no further use or disclosure of any of the Confidential Information.

9.8       No implied rights


	9.8.1 This Agreement is not intended to grant the Receiving Party any license or rights howsoever arising in respect of the Confidential Information other than as expressly set out in this Agreement nor to require the Disclosing Party to disclose any Confidential Information to the Receiving
Party.

9.8.2	No warranty, condition or representation, express or
implied, is given as to the accuracy, efficacy, completeness, capabilities or safety of any materials or information provided under this Agreement.

9.9	Press releases, etc

Neither party will issue any press release or similar statement or give any interview to the media relating to the Purpose without first obtaining the other party's consent.

10  EXCLUSIVITY

In consideration of the Optionholder paying to Dr Gorbunov the sum of 1 pound sterling receipt of which is hereby acknowledged, Dr Gorbunov agrees that he shall not (and shall procure that Company A and Company B shall not,) during the Option Period negotiate with any party other than the Optionholder for the use or exploitation in any way of all or any part of the Technologies or transfer or grant any rights in or to all or any part of the Technologies to any third party, and the Optionholder is hereby granted sole and exclusive rights to market, [sell], produce, [distribute] and otherwise exploit during the Option Period the Technologies and any products arising from or derived or created from the Technologies.

11 NOTICES

Any notice required or permitted to be given hereunder shall be in writing and shall be sent to the relevant party at their address for service in England and Wales as set out in this Agreement or to such other address in England as they may designate by notice to the other party in accordance with this Clause. Any such notice shall be delivered personally or sent in a pre-paid letter and shall be deemed to have been served if by personal delivery when delivered and if by post 48 hours after posting.

12 GENERAL

12.1	This Agreement may not be assigned in whole or in part but
is binding upon and shall inure for the benefit of the parties' personal representatives and other successors.

12.2	This Agreement shall be governed by and construed in
accordance with the laws of England and the parties hereby submit to the non-exclusive jurisdiction of the English
Courts.

12.3	The parties hereto shall, and shall use their respective
best endeavours to procure that any necessary third parties shall, execute and do all such further deeds, documents and things as either party may reasonably require by notice in writing to the other party to carry the provisions of this Agreement into full force and effect and (so far as they are able) shall do everything necessary (including, without limitation, exercising their powers as shareholders and as directors of the Company) to give effect to the spirit and intent of this Agreement.

EXECUTED as a deed the day and year first before written.


SIGNED as a DEED and DELIVERED by	)

/s/ Boris Gurbanov
------------------
BORIS GURBANOV in the presence of:	)

Witness Signature		.........

Witness Name			.........

Witness Address		.........
				..........

Witness Occupation		..........



SIGNED and DELIVERED by
/s/ Terence Sullivan
---------------------
Terence Sullivan

/s/ Greg Chan
------------------
and Greg Chan on behalf 	  	............
of The COMPANY  and thereby
executed by it as its DEED

...President  Terence Sullivan.
[Title of authorised signatory]

..Company Secretary. Greg Chan.
[Title of authorised signatory]

Appendix A


Dr Boris Gorbunov by signing this document attests that he holds free from all Encumbrance .92% in company A
The Share percentages in Company A are as follows:
Name		Dr Boris Gorbunov .......92%
Name		Middlesex University ......08%
Name		.................%
Name		.................%
Name		.................%

Dr Boris Gorbunov by signing this document attests that he holds free from all Encumbrance .92% in company B
The Share percentages in Company B are as follows:
Name		Dr Boris Gorbunov   ......91.2%
Name		Middlesex University   .....08.8%
Name		.................%
Name		.................%
Name		.................%



DATED                 		  2004



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